UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2022

DUESENBERG TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-54800	99-0364150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No 21, Denai Endau 3, Seri Tanjung, Pinang, Tanjung Tokong, Penang, Malaysia		10470
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		236-304-0299

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

ITEM 1.01ENTRY INTO A MATERIAL AGREEMENT.

On May 5, 2022, Duesenberg Technologies Ltd. (the “Company’”) entered into a settlement agreement and mutual release (the “Settlement Agreement”) with Veritas Consulting Group Inc., an arm’s length contractor (“Veritas”), whom the Company engaged to provide consulting services under a 12-month consulting agreement formally entered into on June 22, 2021. The Company provided Veritas with a cancellation notice on September 30, 2021, which cancellation notice was provided based on the terms included in the initial consulting agreement. At the time of the cancellation notice, the Company was indebted to Veritas in the amount of USD$51,500 for services provided.

Based on the terms of the Settlement Agreement, the Company agreed to reimburse Veritas USD$25,000 in cash, which payment will be made in two equal instalments, and to issue Veritas 350,000 shares of the Company’s common stock as fully paid and non-assessable.

ITEM 3.02UNREGISTERED SALES OF EQUITY SECURITIES.

As further described in Item 1.01 of this Form 8-K, on May 5, 2022, the Company issued 350,000 shares of its common stock to Veritas Consulting Group Inc. The shares were issued pursuant to the provisions of Rule 506(b) of Regulation D of the Act, as Veritas confirmed that it qualifies as “accredited investor” as that term is defined under Regulation D of the Act.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States. The securities have not been registered under the Act and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS.

(d)Exhibits

Exhibit Number	Description of Exhibit

10.1	Consulting Agreement between the Company and Veritas Consulting Group Inc. dated June 22, 2021*

10.2	Settlement agreement and mutual release between the Company and Veritas Consulting Group Inc. dated May 5, 2022

99.1	News Release dated May 20, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUESENBERG TECHNOLOGIES INC.

Date: May 20, 2022

By: /s/ Lim Hun Beng
Lim Hun Beng
Chief Executive Officer and President